United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$29,367,700
Unrealized Gain (Loss) on Market Value of Futures	(42,400,930)
Dividend Income	11,158
Interest Income	15,634
ETF Transaction Fees	26,000
Total Income (Loss)	$(12,980,438)

Expenses
General Partner Management Fees	$341,113
Tax Reporting Fees	88,815
Brokerage Commissions	69,822
SEC & FINRA Registration Expense	38,909
Non-interested Directors' Fees and Expenses	21,626
Audit Fees	13,589
NYMEX License Fee	11,371
Prepaid Insurance Expense	7,178
Legal Fees	5,934
Total Expenses	$598,357
Net Income (Loss)	$(13,578,795)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/13	$879,343,557
Additions (10,300,000 Units)	347,780,286
Withdrawals (11,400,000 Units)	(386,916,588)
Net Income (Loss)	(13,578,795)

Net Asset Value End of Month	$826,628,460
Net Asset Value Per Unit (25,300,000 Units)	$32.67

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612